CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of SDNB Financial Corp. (the "Company") on Form S-3 of our report, dated February 5, 1996 on our audits of the consolidated financial statements of the Company as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which is in the Company's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to our Firm under the caption "Experts".



                                  /s/COOPERS & LYBRAND L.L.P.


San Diego, California
May 2, 1996